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                                                                    EXHIBIT 99.1

[LODGIAN LOGO]

For Immediate Release
Contact:

Debi Ethridge                                 Jerry Daly or Carol McCune
Vice President, Finance & Investor Relations  Daly Gray Public Relations (Media)
dethridge@lodgian.com                         jerry@dalygray.com
(404) 365-2719                                (703) 435-6293

                            LODGIAN ANNOUNCES DATE OF
                       2004 ANNUAL MEETING OF STOCKHOLDERS

         Atlanta, GA, February 11, 2004 - Lodgian, Inc. (AMEX: LGN), one of the nation's largest independent owners and operators of full-service hotels, announced today that its Annual Meeting of Stockholders will be held on April 8, 2004 at 10:00 a.m., Eastern Time, at Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road N.E., Atlanta, Georgia 30326. The record date for stockholders entitled to vote at the Annual Meeting is March 8, 2004. Stockholder proposals must be received by Lodgian no later than close of business on February 27, 2004 to be eligible for inclusion in Lodgian's proxy materials for its 2004 Annual Meeting. Lodgian intends to distribute its proxy solicitation materials on or about March 15, 2004.

ABOUT LODGIAN

         Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 94 hotels with 17,783 rooms located in 30 states and Canada. Of the company's 94 hotel portfolio, 79 are under the InterContinental Hotels Group (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express) and Marriott brands (Courtyard by Marriott, Fairfield Inn and Residence Inns), and 10 are affiliated with four other nationally recognized hospitality franchises. Five hotels are independent, unbranded properties. For more information about Lodgian, visit the company's Web site: www.lodgian.com.

                                    - more -

FORWARD-LOOKING STATEMENTS

         This press release includes forward-looking statements related to Lodgian's operations that are based on management's current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words "may," "should," "expect," "believe," "anticipate," "project," "estimate," "plan," and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company's control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company's ability to generate sufficient working capital from operations and other risks detailed from time- to-time in the company's SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.